                      NEW BRUNSWICK SCIENTIFIC CO., INC.



                                    ------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 31, 1995
                                    ------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), will be held at the offices of the Corporation, 44 Talmadge Road, Edison, New Jersey 08818, on Wednesday, May 31, 1995, at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

       1. To elect three Class II directors of the Corporation to terms of three years.

       2. To approve and adopt an amendment to the New Brunswick Scientific Co., Inc. 1991 Nonqualified Stock Option Plan increasing the number of authorized shares by 200,000.

       3. To approve and adopt an amendment to the Corporation's Employee Stock Purchase Plan increasing the number of authorized shares by 100,000.

       4. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

   The Board of Directors has fixed the close of business on April 5, 1995, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 1994, is being sent to you herewith.






                                By Order of the Board of Directors





                                ADELE LAVENDER, Secretary


April 6, 1995



ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
                                44 TALMADGE ROAD
                            EDISON, NEW JERSEY 08818



                                     ------
                                PROXY STATEMENT
                                     ------

                         ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), to be held at the offices of the Corporation, 44 Talmadge Road, Edison, New Jersey 08818, on Wednesday, May 31, 1995 at 10:00 A.M., Eastern Daylight Savings Time. This Proxy Statement and enclosed form of proxy are being sent to shareholders commencing on or about April 6, 1995.

   You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

   The Board of Directors has fixed the close of business on April 5, 1995, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 3,581,283 shares of Common stock, the holders of which are entitled to one vote per share.

ITEM 1. ELECTION OF DIRECTORS

   The Corporation's Certificate of Incorporation provides for classification of the Board of Directors into three classes with staggered terms of office. In accordance with the Certificate of Incorporation, only the three directors designated as Class II directors are to be elected at the 1995 Annual Meeting. Those elected shall serve terms of three years.

NOMINEES FOR DIRECTORS

   The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to a particular nominee or as to all such nominees. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate.

   The following table presents the name, age and principal occupation of each nominee and present director.

      NOMINEES FOR TERMS EXPIRING AT THE 1998 ANNUAL MEETING (CLASS II)

                                                                                              First
                                                                                              Became
Name                     Age                     Principal Occupation                     Director In
- - ---------------------   -----   ------------------------------------------------------    -------------
Sigmund Freedman  ....    78    Treasurer of the Corporation                                    1958
Martin Siegel  .......    66    Chairman of the Board of Valiant International                  1980
                                Multimedia Corporation; Director and Founder of
                                Weldotron Corporation
Dr. David Pramer  ....    72    Executive Assistant for Research Policy and                     1962(1)
                                Administration, Rutgers University

                                           PRESENT DIRECTORS

Terms Expiring at the 1996 Annual Meeting (Class III)

David Freedman  ......    74    Chairman of the Board of the Corporation                        1958
Ezra Weisman  ........    54    President of the Corporation                                    1971
Dr. Marvin Weinstein      78    President, Research Advisory Service                            1981
Stanley Yakatan  .....    52    Chairman of the Board of BioCapital R-D Management and          1986
                                Chief Executive Officer of Cystar Inc.

Terms Expiring at the 1997 Annual Meeting (Class I)

Kiyoshi Masuda  ......    70    President of American & Foreign Market Research, Inc.;          1980
                                President of FerriShield, Inc.
Ernest Gross  ........    76    Attorney in Private Practice                                    1984

- - ------
(1) Dr. Pramer was previously a director of the Corporation from 1962 to 1976. He was appointed a director again on April 11, 1989.

BUSINESS EXPERIENCE OF DIRECTORS

   Kiyoshi Masuda has been the owner and President of American & Foreign Market Research, Inc. since 1958. From 1985 to 1994 he was President of Yano Research Institute USA, Ltd. Since 1994 he has been President of FerriShield Inc.

   Ernest Gross, Esq. is an attorney-at-law who retired in 1984 from Rutgers University where he had been a Professor and Associate Director of the Institute of Management and Labor Relations from 1971 to 1983.

   Sigmund Freedman has been Treasurer and a Director of the Corporation since its incorporation in 1958. Mr. Freedman also served as Secretary of the Corporation from 1958 to 1985.

   Martin Siegel was Chairman of the Board of Weldotron Corporation, a packaging machinery manufacturing company, for approximately 33 years until 1994 and remains a director. He is currently Chairman of the Board of Valiant International Multimedia Corporation.

   David Pramer, Ph.D. has had a 43 year career at Rutgers University, New Brunswick, New Jersey. Dr. Pramer had served as a Professor of Microbiology and until 1994 he also served as Associate Vice President of the University responsible for corporate liaison activities and transfer of University research technology to government and industrial users. From 1980 to 1988, he was the Director of the Waksman Institute of Microbiology, a research and educational unit within the University. Dr. Pramer currently holds the position of Executive Assistant for Research Policy and Administration at the University.

   David Freedman continues to serve as Chairman of the Corporation's Board of Directors, a position he has held since the Corporation was incorporated in 1958. Mr. Freedman previously served as President and Chief Executive Officer of the Corporation until his resignation from that position on May 1, 1989.

   Ezra Weisman has served as President and Chief Executive Officer of the Corporation since May 1, 1989. Mr. Weisman previously served as Vice President Sales of the Corporation for more than five years prior to 1987, and as Vice President Corporate Development from April, 1987 through April, 1989.

   Marvin Weinstein, Ph.D. is the owner of a consulting business, Research Advisory Service, and was also a Director of Epitope, Inc. until his retirement in 1994. Dr. Weinstein retired in 1981 as Vice President Microbiology and Antibiotic Research of Schering Corp., a position he held since 1977.

   Stanley Yakatan since his resignation from the Company on June 30, 1989, has founded several biotechnology companies including Unisyn Technologies where he served as Chairman, President and Chief Executive Officer from July 1989 to July 1994. Mr. Yakatan then formed BioCapital R-D Management, a venture capital management firm. Mr. Yakatan also is currently President and Chief Executive Officer of Cystar Inc., a biotechnology company and Hybridon Canada, a cancer therapeutics company. He also is a director of Genetronics, a drug delivery company. Mr. Yakatan had been employed by the Corporation as Executive Vice President from January, 1986 until the date of his resignation, and served as President of the Corporation's Biosearch, Inc. subsidiary from November, 1987 through July 22, 1988, the date on which the assets and business of Biosearch, Inc. were sold. He was employed by I.C.N. Biomedicals as Director of Marketing from August, 1983 until January, 1986, and by E.I. DuPont de Nemours & Co., Inc. from August, 1969 to August, 1983 in various positions including the last of which was Corporate Planning Manager Biotechnology Products.

COMMITTEES

   The Board of Directors has an Audit Committee, consisting of Messrs. Siegel, Weinstein and Gross, whose function is to meet with management and the independent auditors on matters pertaining to the Company's financial statements and internal accounting controls. This Committee met two times during the year ended December 31, 1994. The Board has a Compensation Committee which consists of Messrs. Masuda, Pramer and Gross which held no meetings during the year ended December 31, 1994. This Committee reviews the Corporation's policies with respect to employment, pension benefits and stock option plans and recommends modifications to such policies. The Board also has an Executive Committee consisting of Messrs. David Freedman, Weisman, Gross and Siegel. This Committee handles certain matters that do not require action by the full Board and represents the interests of the Board in connection with matters arising between Board meetings. This Committee met seven times during the year ended December 31, 1994. The Board of Directors does not have a nominating committee at this time.

   During the year ended December 31, 1994, there were six meetings of the Board of Directors.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information, as of April 5, 1995, concerning the beneficial ownership of the Corporation's Common stock for (a) each director (and nominee for director); (b) each of the named officers (the "Named Executive Officers" as defined in the Executive Compensation section); and (c) all directors and executive officers of the Corporation as a group. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

                                                      Amount and
Name of                                                Nature of
Beneficial                                            Beneficial       Percent of
Owner                                                  Ownership         Class
- - ------------------------------------------------   ---------------   ------------
Sigmund Freedman (1)  ...........................      520,056           14.5%
Martin Siegel  ..................................       10,350(2)         (3)
Dr. David Pramer  ...............................        2,608(2)(4)      (3)
David Freedman (1)  .............................      543,007(5)        15.2%
Ezra Weisman  ...................................       32,050(6)         (3)
Dr. Marvin Weinstein  ...........................        8,200(2)         (3)
Stanley Yakatan  ................................        1,500(2)         (3)
Kiyoshi Masuda  .................................       12,350(2)         (3)
Ernest Gross  ...................................        6,350(2)(7)      (3)
All directors and executive officers as a group      1,141,171(8)        31.9%

- - ------
(1) Messrs. David and Sigmund Freedman are brothers. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 29.7% of the Common stock of the Corporation.

(2) This figure includes respective shares which may be acquired within 60 days under a stock option plan for nonemployee directors as follows: Mr. Masuda -- 8,350; Mr. Gross -- 5,350; Mr. Siegel -- 8,350; Dr. Pramer -- 1,600; Mr. Yakatan -- 1,400 and Dr. Weinstein -- 7,600.

(3) Less than 1 percent.

(4) This figure includes 1,000 shares owned by Dr. Pramer's wife.

(5) This figure excludes 49,107 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the Trust.

(6) This figure includes 150 shares owned by Mr. Weisman's wife and 21,000 shares which may be acquired by Mr. Weisman within 60 days under Nonqualified Stock Option Agreements and the 1991 Nonqualified Stock Option Plan for officers and key employees.

(7) Owned by Mr. Gross' wife.

(8) This figure includes 58,050 shares which may be acquired by the officers and directors as a group within 60 days under Nonqualified Stock Option Agreements, the 1991 Stock Option Plan for Officers and Key Employees and the 1989 Stock Option Plan for Nonemployee Directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information, as of March 27, 1995, concerning the only persons who, to the best of Management's knowledge, own beneficially more than five percent (5%) of the Corporation's Common stock. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

 Name and Address of                   Amount and Nature of    Percent of
Beneficial Owner                       Beneficial Ownership      Class
- - -----------------------------------   --------------------   ------------
David Freedman (1)  ................  543,007(2)                  15.2%
44 Talmadge Road
Edison, New Jersey 08818
Sigmund Freedman (1)  ..............  520,056 directly            14.5%
44 Talmadge Road
Edison, New Jersey 08818
The TCW Group, Inc.  ...............  342,500                      9.6%
865 South Figueroa Street
Los Angeles, California 90017
Fundamental Management Corporation..  236,000(3)                   6.6%
201 S. Biscayne Blvd.
Miami, Florida 33131


- - ------
(1) Messrs. David and Sigmund Freedman are brothers. By virtue of their stockholdings, they may be deemed to be "control persons" of the Corporation. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 29.7% of the Common stock of the Corporation.

(2) This figure does not include 49,107 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the trust.

(3) According to the most recent Schedule 13D filed by Fundamental Management Corporation, the shares indicated above are owned by a Group consisting of Fundamental Management Corporation and C. Rodney O'Connor. With respect to the 236,000 shares owned by the Group, each member of the Group retains sole voting and investment power over the shares owned by such member, as follows: Fundamental Management Corporation, 198,900 shares (5.6% of the class); and C. Rodney O'Connor, 37,100 shares (1.0% of the class).

EXECUTIVE OFFICERS

   The following table presents the name, age and present office or position of each of the Corporation's executive officers:


           Name             Age   Present Office or Position(1)
- - ----------------------     -----  -----------------------------
David Freedman  ......      74    Chairman of the Board
Ezra Weisman  ........      54    President
Sigmund Freedman  ....      78    Treasurer
Adele Lavender (2)....      70    Secretary
Samuel Eichenbaum.....      55    Vice President, Finance and
                                  Chief Financial Officer

- - ------
(1) Mr. Ezra Weisman became President and Chief Executive Officer of the Corporation in May, 1989. Messrs. David and Sigmund Freedman and Mr. Weisman also are directors of the Corporation (see "Election of Directors" above). Adele Lavender, who had served as Administrative

    Assistant to Mr. David Freedman from 1970 until June 30, 1990, was appointed Secretary of the Corporation in 1985. Mr. Eichenbaum was appointed Chief Financial Officer of the Corporation in February, 1985 and Vice President, Finance in May 1990. Mr. Eichenbaum was Assistant Treasurer of the Corporation from May, 1986 through April, 1990.

(2) Ms. Lavender retired from her position as Administrative Assistant to Mr. David Freedman effective June 30, 1990. Ms. Lavender continues to serve on a part-time basis and in an emeritus capacity as Secretary of the Corporation.

   The officers serve at the pleasure of the Board of Directors, except for Messrs. David Freedman, and Ezra Weisman, who have employment agreements with the Corporation. The officers are normally elected at the meeting of directors immediately following the Annual Meeting of the Shareholders and serve until their successors are elected and qualified.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 1994, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

                            EXECUTIVE COMPENSATION

   The following table sets forth a summary for the last three fiscal years of the compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Corporation and the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                            ANNUAL COMPENSATION(1)

Name and
Principal
Position                       Year     Salary ($)      Bonus     Options (#)
- - ---------------------------   ------   ------------    ---------   -----------
David Freedman  ............    1994      $206,700           --           --
Chairman of the Board           1993       195,654           --           --
                                1992       196,115           --           --

Ezra Weisman  ..............    1994       160,000      $14,190        5,000
President and Chief             1993       174,079(2)    10,000       20,000
 Executive Officer              1992       136,307(3)        --           --

Samuel Eichenbaum  .........    1994        89,420       27,720           --
Vice President, Finance
  and Chief Financial
  Officer

- - ------
(1) While each of the Named Executive Officers received perquisites or other personal benefits in the years set forth above, the value of these benefits are not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus in any year.

(2) $13,156 of the $174,079 was a 1993 payment to Mr. Weisman for the retroactive increase of his 1992 salary.

(3) Does not include $13,156 of retroactive increase paid in 1993.

   The directors of the Corporation who are not also full time employees of the Corporation are paid $5,000 annually plus $600 for each Board meeting they attend, $300 for each Committee meeting they attend and $300 per day for special assignments.

   Sigmund Freedman, who is employed by the Corporation as Treasurer and is also a Director of the Corporation was paid $85,000 during 1994 as compensation for his services as Treasurer.

   Mr. Weisman's services as President and Chief Executive Officer of the Corporation are governed under the terms of an employment agreement with the Corporation effective January 1, 1994. The employment agreement with Mr. Weisman which expires December 31, 1996, provides for a salary of $160,000 with increases at the Board's discretion, bonuses if certain criteria are met and a grant in 1994 of options to purchase 5,000 shares of the Corporation's Common stock at $5.10 per share.

   The Corporation entered into an Employment and Consulting Agreement (the "Agreement") with Mr. David Freedman on March 24, 1992, effective January 1, 1992. The employment portion of the Agreement (the "Employment Term") runs for a term of four years, provided for payment of an annual salary of $195,000, increased to $206,700 in 1994 and with increases and bonuses at the Board's discretion, business expenses and use of a company car. Mr. Freedman deferred $18,750 of his 1992 and $25,000 of his 1993 and 1994 compensation and will defer $25,000 per year thereafter during the Employment Term, which deferred amount will be paid with interest at the prime rate upon termination of the Employment Term. If the Employment Term is terminated because of death or disability, the Corporation shall pay within 45 days a benefit equal to Mr. Freedman's annual salary. If it is terminated for cause, the Corporation has no further obligations after the date of termination. At the expiration of the Employment Term, Mr. Freedman will serve as a consultant and independent contractor to the Corporation, pursuant to the consulting portion of the Agreement (the "Consultant Term") for a three year term at the rate of $100,000 per year with increases at the Board's discretion. At any time during the Agreement, Mr. Freedman has the option to forego the Consultant Term.

   The Corporation entered into termination agreements with each of the Named Executive Officers. Those agreements provide for payments by the Corporation to such individuals in the event that their employment relationship with the Corporation is terminated as a result of a transaction which effects a change in control of the Corporation, in an aggregate amount equal to 125% of the total salary and bonuses paid to them during the two years preceding their termination.

   The estimated amounts of compensation that would have been owed to the Named Executive Officers assuming that such terminations occurred as of March 31, 1995 are as follows: David Freedman -- $506,000; Ezra Weisman -- $439,000; and Samuel Eichenbaum -- $251,000.

PENSION PLAN

   The Named Executive Officers participate in the Corporation's Salaried Employees' Retirement Plan (the "Pension Plan"), which provides pension benefits to all salaried employees of the Corporation meeting certain age and length of service requirements. The following table sets forth the estimated annual pension benefits from the Pension Plan, based upon a maximum salary of $150,000 per year payable upon retirement at Normal Retirement Date:

                          ESTIMATED ANNUAL BENEFITS
                         Years of Continuous Service

 Annual Salary        10          20           30          40          45
- - ---------------   ---------   ---------    ---------   ---------   ---------
    $ 60,000        $ 6,508     $13,240     $19,972     $25,738      $28,138
    $ 80,000        $ 8,828     $17,960     $27,092     $34,858      $38,058
    $100,000        $11,148     $22,680     $34,212     $43,978      $47,978
    $120,000        $13,468     $27,400     $41,332     $53,098      $57,898
    $140,000        $15,788     $32,120     $48,452     $62,218      $67,818
    $160,000        $16,948     $34,480     $52,012     $66,778      $72,778
    $180,000        $16,948     $34,480     $52,012     $66,778      $72,778
    $200,000        $16,948     $34,480     $52,012     $66,778      $72,778

   The normal retirement benefit formula for plan participants provides that benefits are the sum of the following:

       1. .5% of annual compensation up to $7,800 plus 1% of annual compensation in excess of $7,800 multiplied by Credited Service prior to January 1, 1983.

       2. .6% of annual compensation up to $7,800 plus 1.2% of annual compensation in excess of $7,800 for each year of Credited Service from January 1, 1983 to Normal Retirement Date up to a maximum of 35 years (maximum includes years of service prior to January 1, 1983) (as such terms are defined in the Pension Plan).

       3. .8% of annual compensation for each year of Credited Service in excess of 35 years.

   The benefit amounts listed in the table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 1994, the years of credited service under the Pension Plan for Messrs. David Freedman; Ezra Weisman and Samuel Eichenbaum are 48 and 32 and 9, respectively. During the fiscal year ended December 31, 1994, benefits under the Pension Plan were paid to David Freedman in the amount of $62,564.

OPTIONS GRANTED DURING 1994

   The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common stock of the Company made during the fiscal year ended December 31, 1994.

                      STOCK OPTION GRANTS IN FISCAL 1994

                                        Individual Grants(1)
                       ----------------------------------------------------     Potential Realizable Value
                                         % of                                     at Assumed Annual Rates
                                         Total                                       of Stock Price
                                        Options       Exercise                  Appreciation for 10-Year
                                        Granted      Price Per     Expira-         Option Term ($)(2)
                          Options      in Fiscal       Share         tion     -----------------------------
     Grantee Name       Granted (#)      Year         ($/Sh.)        Date           5%              10%
- - --------------------   -----------   -----------    -----------   ---------   -------------   -------------
Ezra Weisman  .......      5,000          100%         $ 5.10      3/25/04      $    20,045     $    50,801
All Shareholders(3)           --           --              --           --      $15,202,670     $39,242,310
All Optionees  ......      5,000          100%         $ 5.10           (4)     $    20,045     $    50,801
% of Total
  Shareholder Value .         --           --              --           --             0.13%           0.13%

- - ------
(1) Consist of stock options granted pursuant to a non-qualified stock option agreement at 80% of fair market value on the date of grant, exercisable in five equal installments commencing one year after date of grant, and expire ten years after date of grant.

(2) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common stock holdings are dependent on the future performance of the Common stock. There is no assurance that the amounts reflected will be realized.

(3) Based on an aggregate of 3,581,283 shares of Common stock outstanding as of December 31, 1994, and a price per share of $6.75, the fair market value of the Company's Common stock at the close of business on such date.

(4) Represents the actual exercise price of options granted during 1994; Options granted during 1994 will expire on the date in 2004 equal to 10 years from the date of grant.

OPTIONS EXERCISED DURING 1994 AND FISCAL YEAR END OPTION VALUES

   The following table sets forth information concerning the 1994 fiscal year-end value of unexercised options for each of the Named Executive Officers based upon the closing price of $6.75 per share on December 31, 1994. No options were exercised during the fiscal year ended December 31, 1994.

                                                        Number of Unexercised            Value of Unexercised in
                        Shares                              Options/SARs                 the Money Options/SARs
                       Acquired        Value      -------------------------------   -------------------------------
       Name           on Exercise     Realized     Exercisable     Unexercisable      Exercisable     Unexercisable
- - -----------------   -------------   ----------    -------------   ---------------   -------------   ---------------
David Freedman  ..        --             --               --               --               --                --
Ezra Weisman  ....        --             --           21,000           24,000           $9,500           $36,250
Samuel Eichenbaum         --             --            4,400            9,600           $4,450           $13,800

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors establishes the compensation for the Corporation's executive officers. The Compensation Committee is composed of three non-employee directors, currently Mr. Ernest Gross, Mr. Kiyoshi Masuda and Dr. David Pramer, who have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

   The Corporation compensated its executive officers through a combination of base salary, bonus, periodic grants of stock options, the use of Corporation owned automobiles and split dollar life insurance. In addition, executive officers participate in benefit plans, including medical, life insurance and 401(k) plans, that are generally available to all of the Corporation's employees.

   Base salary levels for the Corporation's executive officers, including the Chief Executive Officer, are set generally to be competitive in relation to the salary levels of executive officers within the industry and other companies of comparable size and complexity. Base salary levels are also influenced by the performance of the Corporation and are measured against statistics provided in the "American Almanac of Jobs and Salaries". In reviewing the salary levels of the executive officers and the Chief Executive Officer of the Corporation, the Compensation Committee takes into account the problem-solving ability required to satisfactorily fulfill the positions' assigned duties and responsibilities and the impact the positions have on the operation and profitability of the Corporation.

   For the year ended December 31, 1994, the compensation of Ezra Weisman, the President and Chief Executive Officer of the Company, consisted of base salary, a bonus and a stock option granted pursuant to the terms of Mr. Weisman's Employment Agreement which was renewed effective January 1, 1994. Mr. Weisman did not participate in any decisions related to his compensation.

   During 1994, Mr. Weisman was paid a base salary of $160,000 which was increased to $164,800 effective January 1, 1995. Under the terms of his Employment Agreement Mr. Weisman was entitled to receive a bonus if certain operating goals were exceeded. Accordingly, Mr. Weisman earned a bonus of $14,190 for 1994. In addition, pursuant to the Employment Agreement Mr. Weisman was granted options to purchase 5,000 shares of the Corporation's Common stock at $5.10 per share.

                               Submitted by the
               Compensation Committee of the Board of Directors

                                 Ernest Gross
                                Kiyoshi Masuda
                               Dr. David Pramer

                           STOCK PERFORMANCE CHART

   The following chart compares the yearly change in the cumulative total shareholder return on the Corporation's Common stock during the last five years ended December 31, 1994, with the cumulative total return of the Media General Composite Index and an index comprised of the Media General Industry Group 401 -- Scientific Instruments. The comparison assumes that $100 was invested on December 31, 1989 in the Corporation's Common stock and in each of the other two indices.

                      COMPARISON OF FIVE-YEAR CUMULATIVE
            TOTAL RETURN AMONG NEW BRUNSWICK SCIENTIFIC CO., INC.
        MEDIA GENERAL INDEX AND MG SCIENTIFIC INSTRUMENTS GROUP INDEX



    $160|------------------------------------------------------------------|
        |                                                                  |
        |                                                 &#               |
    $140|-------------------------&-----------------------------------&#---|
        |                                     &                            |
        |                                     #                            |
    $120|-------------------------#----------------------------------------|
        |                                                                  |
        |               &                                                  |
    $100|---*&#------------------------------------------------------------|
        |               #                                                  |
        |                                                                  |
     $80|------------------------------------------------------------------|
        |                                                             *    |
        |                         *           *           *                |
     $60|------------------------------------------------------------------|
        |               *                                                  |
        |                                                                  |
     $40|----|----------|---------|-----------|-----------|-----------|----|
            1989      1990      1991        1992         1993        1994



* THE CORPORATION                      & MG SCIENTIFIC INSTRUMENTS GROUP INDEX

                 # MEDIA GENERAL INDEX

                                       1989      1990       1991       1992        1993       1994
- - ----------------------------------   ------   --------    --------   --------   --------   --------
The Corporation                        100       52.86      71.43      65.71       70.00      77.14
- - ----------------------------------   ------   --------    --------   --------   --------   --------
MG Industry Group 401 --
  Scientific Instruments Index         100      105.54     140.02     131.79      145.68     141.37
- - ----------------------------------   ------   --------    --------   --------   --------   --------
Media General Index                    100       92.98     120.02     124.83      143.29     142.10
- - ----------------------------------   ------   --------    --------   --------   --------   --------

CERTAIN RELATIONSHIPS AND TRANSACTIONS

   David Freedman is the owner of Bio-Instrument Ltd., a foreign firm that acts as an agent for sales of the Corporation's products to customers in Israel, and earns commissions on those sales. During the year ended December 31, 1994 this firm earned commissions in the amount of $512,949 on purchases by customers in Israel of the Corporation's products. These commissions paid by the Corporation to Bio-Instrument Ltd. were comparable to commissions paid to unrelated distributors and sales representatives.

ITEM 2. PROPOSAL TO AMEND THE 1991 NONQUALIFIED STOCK OPTION PLAN TO RESERVE AN ADDITIONAL 200,000 SHARES FOR ISSUANCE THEREUNDER

   In 1992, the Corporation adopted, effective as of December 1991, the 1991 Nonqualified Stock Option Plan (the "1991 Plan"). The 1991 Plan provides for the granting of options to purchase shares of the Corporation's Common stock, par value $0.0625 per share, to be drawn from authorized but unissued stock. Two hundred thousand (200,000) shares were originally available for options pursuant to the 1991 Plan. As options have been granted with respect to most of those 200,000 shares, Management desires to amend the 1991 Plan to increase the total number of shares available for options to 400,000, thus adding 200,000 more shares to the 1991 Plan. The purpose of the 1991 Plan continues to be to attract and retain the services of experienced and talented persons as executives, managers and supervisors of the Corporation.

   The following is a brief summary of the 1991 Plan. The complete text is attached as Exhibit A hereto.

DESCRIPTION OF THE STOCK OPTION PLAN

   The 1991 Plan is to be administered by a Committee appointed by the Board. The Committee will consist of at least two persons who must be Directors of the Corporation and who are not eligible to receive any options under the 1991 Plan and no member of the Committee may have received any such options for the one (1) year period prior to election to serve on the Committee. Participants would be selected by the Committee on the basis of the Committee's judgment as to each person's overall contribution to the success of the Corporation. The Committee will determine both the number of optionees and the number of shares to be optioned to any individual under the 1991 Plan. The Board of Directors will be able to amend the 1991 Plan without further approval by the shareholders, except insofar as such approval is required by the 1991 Plan for amendments which materially modify the eligibility requirements for the receiving options, increase the total number of shares covered by the Plan, or otherwise materially increase the benefits accruing to optionees.

   No options may be granted under the 1991 Plan after December 11, 2001. Options granted under the 1991 Plan may have an exercise period of up to ten years. The 1991 Plan provides that no option can be exercised within the first year following the date of grant. Twenty percent of the options granted become exercisable on each of the first five anniversaries of the date of grant.

   The 1991 Plan provides that when an optionee ceases to be an employee of the Corporation for any reason other than death, voluntary retirement after attaining age 65 or disability, all rights to exercise unexercised options cease, whether or not accrued at the date of termination. In the event of termination of an optionee's employment due to death, all options which have become exercisable as of the date of the optionee's death may be exercised by the executor, administrator or beneficiary of the estate of such optionee, for a period of six months or the unexpired term of the option (whichever is less). In no event can a stock option be exercised after 10 years from the date it is granted, or such earlier date as may be specified in the option. The options will not be transferable except in the event of death.

   The exercise price per share of each option must be at least the fair market value on the date of grant which, generally, is the closing price for the Corporation's Common stock as quoted on the NASDAQ. Payment for the full number of shares covered by the portion of any option exercised will be made in full at the time of exercise. Payment could be made by delivery of cash, check, bank draft or postal or express money order. At the Committee's sole discretion, payment can be made by delivery of shares of the Corporation's Common stock having an aggregate fair market value equal to the portion of the option price outstanding.

   Options covering 29,250 shares remain available for grant under the 1991 Plan. No determination has been made with respect to future recipients of options under the 1991 Plan, and it is not possible to specify to whom such options may be granted, or the number of shares, within the limitations of the 1991 Plan, to be covered by such options.

   Options to be granted under the 1991 Plan are intended to be non-statutory options. Under current Federal income tax law, the grant of a non-transferable, non-statutory option generally is not a taxable event for the grantee or for the Corporation. Rather, the grantee of a non-statutory option generally realizes ordinary income upon exercise of the option in an amount equal to the excess of the fair market value of the stock acquired over the option price. The Corporation will be entitled to claim a corresponding tax deduction, subject to the rules pertaining to the reasonableness of compensation and the withholding of income taxes, in an amount equal to the ordinary income realized by the grantee.

   The Corporation has filed the necessary registration statements under the Securities Act of 1933 to cover the original 200,000 shares issued pursuant to exercise of options granted under the plan so that such registration statements are effective prior to the exercise of options for those shares. The Corporation expects to amend those registration statements to extend coverage to the 200,000 additional shares to be added to the 1991 Plan.

   The closing price of the Common stock of the Corporation on March 17, 1995 as quoted on the NASDAQ was $6.00 per share.

   Management recommends a vote "FOR" the amendment.

ITEM 3. PROPOSAL TO ADOPT AN AMENDMENT TO THE CORPORATION'S EMPLOYEE STOCK PURCHASE PLAN RESERVING 100,000 ADDITIONAL SHARES FOR PURCHASE THEREUNDER.

SUMMARY

   In 1987, the Corporation adopted an Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, 100,000 authorized but unissued shares of the Corporation's Common stock were reserved for purchase by eligible employees of the Corporation and its subsidiaries at prices less than fair market value, with funds contributed by the participating employees for that purpose under a payroll deduction arrangement. Most of those reserved shares have been purchased. Accordingly, the Corporation wishes to reserve an additional 100,000 authorized but unissued shares of Common stock for issuance under the Plan. The Board of Directors has approved this amendment and recommends that the shareholders approve it as well.

   The following description of the Stock Purchase Plan is qualified in all respects by the text of the Plan itself, which is attached hereto as Appendix "B".

DESCRIPTION OF THE STOCK PURCHASE PLAN

   All regular employees of the Corporation and those of its subsidiaries in which the Company owns or controls at least 75% of the shares of capital stock (of all classes) outstanding (x) whose customary employment exceeds 20 hours per week and exceeds 5 months in any calendar year, and (y) who have completed more than 12 months of employment with the Corporation or such subsidiaries prior to enrollment, are eligible to participate in the Stock Purchase Plan. However, persons who own or hold rights to purchase 5% (i.e., Messrs. David and Sigmund Freedman) or more of the voting power of the Corporation's Common stock are not eligible. An employee's rights to participate in the Stock Purchase Plan terminate automatically if that person ceases to be employed by the Corporation or such subsidiaries for any reason. Also, if the Corporation's ownership of any subsidiary in which the Corporation owns at least 75% of the capital stock when the Stock Purchase Plan becomes effective should later decrease below 75%, the Board may terminate the eligibility of the employees of that subsidiary, if it so elects. Management believes that a substantial majority of the employees of the Corporation and its subsidiaries are eligible to participate in the Stock Purchase Plan.

   An additional 100,000 authorized but unissued shares of the Corporation's Common stock, par value $0.0625 per share, shall be reserved and made available for issuance under the Stock Purchase Plan beyond the 100,000 shares reserved at the time of adoption of the Stock Purchase Plan in 1987. However, shares issued and reacquired by the Corporation from time to time may be used for purposes of the Stock Purchase Plan in place of the reserved shares. Currently 27,097 shares remain for issuance under the Stock Purchase Plan. The closing price of the Common stock of the Corporation on March 17, 1995 as quoted on the NASDAQ was $6.00 per share.

   Participants may authorize the Corporation to deduct up to 10% of their gross pay in any pay period subject, however, to a maximum of $5,000 deductible in any one year. The amounts deducted by participants will be deposited in a bank account specially maintained for administration of the Stock Purchase Plan and segregated from the other assets of the Corporation. Each participant will receive regular statements of account with respect to his or her interest in the Stock Purchase Plan.

   On the last day of May and the last day of November during each calendar year, the Corporation will apply the deductions from each employee's gross pay accumulated during the previous six months to the purchase of shares of the Corporation's Common stock. The number of shares to be purchased for each employee shall be determined by dividing the amount of accumulated contributions by an amount equal to 85% of the lower of the last reported closing bid price in the over-the-counter market as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications on (i) the first trading day in the six-month period or (ii) the last trading day in the six-month period; provided, however, that no more than 500 shares may be purchased for a participant in the Stock Purchase Plan in any six-month period.

   Notwithstanding the above, any participant may elect not to have the amounts deducted from their payroll applied to the purchase of stock on any given purchase date if they give written notice of non-purchase to the Corporation prior to the end of that six-month period.

   The Stock Purchase Plan will be administered by a committee consisting of three persons (who need not be directors) appointed by the Board of Directors of the Corporation. The Corporation pays all expenses associated with the Stock Purchase Plan. The Stock Purchase Plan is subject to amendment at any time by the Board of Directors except that without the approval of the shareholders, the Stock Purchase Plan may not be amended to increase the number of shares of Common stock which may be sold to participants or to authorize payroll deductions in excess of 10% of the participants' gross pay.

   Management recommends a vote "FOR" this amendment.

                                   AUDITORS

   The Corporation has selected KPMG Peat Marwick LLP to be the independent auditors for the Corporation for the fiscal year ending December 31, 1995.

   A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                OTHER MATTERS

   Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

                          1996 SHAREHOLDER PROPOSALS

   Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 1996 Annual Meeting of Shareholders, must be received by the Corporation at 44 Talmadge Road, Edison, New Jersey 08818 on or before December 21, 1995.

                                   GENERAL

   The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.

                                  By Order of the Board of Directors





                                  ADELE LAVENDER, Secretary

                          ANNUAL REPORT ON FORM-10K

   The Corporation will provide without charge to each shareholder who requests it in writing, a copy of its Annual Report on Form 10-K for the year ended December 31, 1994, including the financial statements and schedules thereto (but without the exhibits thereto) filed with the Securities and Exchange Commission. The Corporation will furnish any exhibit to such Annual Report to any shareholder requesting the same upon payment of a fee equal to the Corporation's reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K or exhibits thereto should be addressed to Adele Lavender, Secretary, New Brunswick Scientific Co., Inc., 44 Talmadge Road, Edison, New Jersey 08818-4005.

                                 APPENDIX "A"
                      NEW BRUNSWICK SCIENTIFIC CO., INC.
                     1991 NONQUALIFIED STOCK OPTION PLAN
                                  ARTICLE 1
                               NAME AND PURPOSE

   1.1 Name. The name of the stock option plan (the "Plan") shall be the New Brunswick Scientific Co., Inc. 1991 Nonqualified Stock Option Plan.

   1.2 Purpose. The Plan is intended to enable New Brunswick Scientific Co., Inc. (the "Company") to attract and retain experienced and exceptional executive employees with managerial and analytical talent, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. Accordingly, the Plan is intended to provide them with favorable opportunities to purchase equity in the Company through the grant of nonqualified stock options (the "Options"), thereby encouraging them to contribute to the Company's future success and prosperity, and enhancing the value of the Company for the benefit of its other share owners.

                                  ARTICLE 2
                          SHARES SUBJECT TO THE PLAN

   2.1 Number of Shares. The stock subject to options issued under this Plan shall be shares of the Company's Common stock, par value $.0625 per share (the "Shares"). The total amount of Shares with respect to which options may be granted shall be 200,000 [400,000 if the amendment is approved] shares, subject to adjustment in accordance with the provisions of Section 2.2. Shares issuable under the Plan shall be authorized but unissued Shares of the Company, including treasury shares. If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

   2.2 Adjustments. The number of Shares that may be issued under the Plan, as stated in Section 2.1, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options shall be equitably adjusted by the Committee (referred to in Section 3.2) to reflect: (a) any stock dividend or stock split, (b) any subdivision or combination of outstanding shares or (c) any other reorganization or change in the stock or capital structure of the Company in connection with which the Company issues additional shares of capital stock without receiving any consideration therefor.

                                  ARTICLE 3
                            ADMINISTRATION OF PLAN

   3.1 Stock Options. As used in the Plan, the term "Options" or "nonqualified stock options" means options that are not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

   3.2 Committee Authority in General. Except as otherwise provided below, the Plan shall be administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall have full authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders, employees (including former employees), and directors, and any related corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

   3.3 Committee Members. The Committee shall be composed of at least two (2) persons who are members of the Board of Directors. No member of the Committee may receive any options under the Plan, and no member may have received any such options for a period of at least one (l) year prior to his or her election to serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. The Board may on its own motion, amend the requirements, for eligibility for service on the Committee as may be reasonably required, in the judgment of the Board, in order to qualify each member of the Committee as a "disinterested person," as defined in the regulations of the Securities and Exchange Commission pertaining to
Section 16(b) of the Securities Exchange Act of 1934.

   3.4 Actions of the Committee. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and a vote of the majority of those members present at any meeting, or acts approved in writing by a majority of the Committee, shall decide any question before the Committee.

   3.5 Exoneration. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under this Plan, except those resulting from such member's gross negligence or willful misconduct.

   3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the Company shall defend, indemnify and hold harmless the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid or payable by them in settlement thereof provided such settlement is approved by independent legal counsel selected by the Company or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the Board or Committee member seeking indemnification hereunder, provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such committee member undertakes to handle and defend it on her or his own behalf.

                                  ARTICLE 4
                                 ELIGIBILITY

   The persons eligible to participate in the Plan shall be executive, managerial, or supervisory employees (except any employee who may be ineligible as a result of his or her appointment to the Committee) of the Company and its subsidiary companies who may be designated by the Committee. The persons eligible to receive Options under the Plan are referred to in this Plan as "Eligible Individuals." The Committee shall have the full discretion and authority to determine the persons to whom Options shall be granted under the Plan and to recommend the date of grant and the other conditions thereof, subject to the express terms of this Plan.

                                  ARTICLE 5
                                 OPTION TERMS

   5.1 Price of Options. The purchase price per Share (the "Option Price") under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion, but shall not be less than the fair market value of such Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean (a) the last reported closing price of a Share as quoted by NASDAQ and reported in The Wall Street Journal (or other reputable financial publication, in the event The Wall Street Journal is unavailable); or (b) if at any time the Company's Common stock is not eligible for quotation on NASDAQ, such other method of determining fair market value as shall be permitted by the Code or the rules or regulations thereunder, and adopted by the Committee from time to time.

   5.2 Maximum Exercise Period. The Committee shall fix the term of all Options, provided that such term shall not exceed ten years from the date of grant of such Option (the "Expiration Date").

   5.3 Installment Exercise. No Option may be exercised, in whole or part, until one year after the date upon which such Options are granted (the "Grant Date"). Options shall thereafter become exercisable in installments. Twenty percent (20%) of the Options granted shall become exercisable one (l) year after the Grant Date and twenty percent (20%) shall become exercisable each year thereafter until all Options are exercisable at the end of five (5) years. An Option may be exercised as to less than the full amount of Shares then available for purchase under the Option, but must be exercised in multiples of full shares of stock, rather than fractional shares. An option may not be exercised more than ten times during the term of the Option.

   5.4 Payment. The Option Price shall be payable in cash or by check, bank draft, or postal or express money order. At the Committee's discretion, all or part of the Option Price may be paid by delivery of shares of Common stock of the Company having an aggregate fair market value equal to the portion of the Option Price not otherwise satisfied in cash or by check. The Committee shall determine acceptable methods for tendering shares of Common stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of such stock to exercise an Option as it deems appropriate.

   5.5 Method of Exercise. An Option, or portion of an Option, shall be exercised by delivery of a written notice of exercise to the Company, accompanied by payment in full of the purchase price for the Shares with respect to which the Option is exercised. Until such Shares are issued, the holder of the Option shall have none of the rights of a share owner. In its discretion, the Committee may require that the exercise of an Option be conditioned upon the execution by the optionee of a written election under
Section 83(b) of the Code.

   5.6 Transferability. No Option shall be assignable or transferable by an optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the optionee, the Option shall be exercisable only by him, or in the event of his legal disability by his legal representative.

   5.7 Termination of Employment. If an optionee ceases to be employed by the Company for any reason other than death, voluntary retirement after attaining age 65 or disability (as described in Section 5.9 below) prior to the Expiration Date of any Options, such unexercised Option shall terminate as of the date of such termination of employment.

   5.8 Death of Optionee. If an optionee dies while an employee of the Company and if on the date of death an optionee holds an Option that is not fully exercised, then for a period of six (6) months after the optionee's death or the unexpired term of the Option, whichever is less, the Option may be exercised by the executor or administrator of the optionee or by any person who acquires the Option from the optionee by bequest or inheritance, to the extent that the optionee could have exercised such Option on the date of his or her death.

   5.9 Retirement or Disability of Optionee. If an optionee ceases to be employed by the Company or its subsidiary corporations by reason of voluntary retirement after attaining the age of 65 or by reason of disability and if on the date of termination of employment the optionee holds an Option that is not fully exercised, then for a period of six months after the date of termination of employment or the unexpired Option term, whichever is less, the Option may be exercised to the extent that the optionee had the right to exercise such Option as of the date of termination of employment. If such optionee dies within six months after the date of termination of employment and if on the date of his death he held an Option that is not fully exercised, then to the extent and for the period that the optionee could have exercised the Option under this Section 5.9 had he survived, the Option may be exercised by the executor or administrator of the optionee or by any person who acquires the Option from the optionee by bequest or inheritance. A "disability" shall, for all purposes under this plan, be defined as set forth in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

   5.10 Option Agreement and Further Conditions. As soon as practicable after the grant of an Option, each optionee shall enter into, and be bound by the terms of, a nonqualified stock option agreement (the "Nonqualified Stock Option Agreement") which shall state the number of Shares to which the Option pertains. The Nonqualified Stock Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

                                  ARTICLE 6
                           MISCELLANEOUS PROVISIONS

   6.1 Registration of Shares. The Company may, but shall not be obligated to, register the Options or the Shares received upon exercise of an Option, or both, with the Securities and Exchange Commission and any state securities law commission or agency. In the absence of such registration, both the Options and the Shares:

  (i) will be issued only pursuant to an exemption from registration;
  (ii) cannot be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; and
  (iii) will bear an appropriate restrictive legend setting forth the statement contained in subparagraph (ii) above.
The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares would, in the judgment of the Company, constitute or result in a violation by the Optionee or the Company of any provision of law or regulation of any governmental agency. The Company at its discretion, may require the optionee to sign, when exercising an Option, an investment letter satisfactory to the Company.

   6.2 Application of Funds. The funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes as permitted by law.

   6.3 Withholding of Taxes. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable Federal, state and local tax withholding requirements.

   6.4 Governing Law. This Plan shall, to the maximum extent possible, be governed by the laws of the State of New Jersey.

   6.5 Employment Rights. The grant of an Option under this Plan shall not impose on the Company or its subsidiary corporations any obligation to continue to employ any optionee, and the right of the Company or its subsidiary corporations to terminate the employment of any person shall not be diminished or affected by reason of such grant of an Option.

                                  ARTICLE 7
                          AMENDMENT AND TERMINATION

   7.1 Authority of Board of Directors. Except as otherwise provided in
Section 7.2, the Board at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect as the Board may deem appropriate and in the best interests of the Company; provided, however, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of any Option granted under this Plan prior to such amendment, suspension or termination, without the consent of such holder.

   7.2 Shareholder Approval of Amendments. No amendment of this Plan shall be made which would, without the approval of the shareholders holding at least a majority of the outstanding shares of the Company voted at a meeting of such shareholders: (a) materially increase the benefits accruing to participants under the Plan; (b) increase the number of Shares that may be issued under the Plan (except for adjustments permitted or required under Section 2.2 above); (c) materially modify the requirements as to eligibility for participation in the Plan; or (d) extend the term during which Options may be granted or exercised.

   7.3 Termination. No Options may be granted after ten years after the date on which this Plan was approved by the Board, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or vested, as the case may be, or are terminated in accordance with the Plan.

                                  ARTICLE 8
                   SHAREHOLDER APPROVAL AND EFFECTIVE DATE

   This Plan is subject to the approval of the holders of at least a majority of the votes cast by the holders of shares entitled to vote thereon, which approval shall be obtained at the annual shareholder's meeting following the adoption of the Plan by the Board. If the shareholders shall not approve the Plan as aforesaid, the Plan shall not be effective, and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.

                                 APPENDIX "B"
                         EMPLOYEE STOCK PURCHASE PLAN
                    OF NEW BRUNSWICK SCIENTIFIC CO., INC.

1. RESERVATION OF STOCK

   To encourage and facilitate the purchase of capital stock of New Brunswick Scientific Co., Inc., there is hereby reserved for sale under the Employee Stock Purchase Plan of New Brunswick Scientific Co., Inc. (the "Plan") 100,000 [200,000 if the amendment is approved] authorized but unissued shares of Common stock, par value $0.0625 per share, of New Brunswick Scientific Co., Inc. (the "Company"). Authorized but unissued shares are reserved under the Plan; however, issued shares that have been or may be reacquired by the Company, either especially for use under the Plan or otherwise, may be used for purposes of the Plan from time to time in place of the reserved shares.

2. ELIGIBILITY

   All regular employees of the Company and those of its subsidiaries in which the Company owns or controls at least 75% of the shares of capital stock (of all classes) outstanding (i) whose customary employment is for more than 20 hours per week and for more than five months in any calendar year, and (ii) who have completed twelve or more months of employment with the Company or such subsidiaries as of an enrollment date, as defined below, shall be eligible to participate in the Plan. If the Company's ownership or control of the outstanding capital stock of any subsidiary in which it owns at least 75% thereof as of the date the Plan becomes effective shall become less than 75% thereof after such date, then the Board of Directors may, in its discretion, terminate the eligibility of the employees of such subsidiary. Such termination may, at the election of the directors, be effective (i) immediately, in which case all amounts accumulated for the affected employees under Section 3 of the Plan shall promptly be returned to them, or (ii) immediately following the next succeeding date for the purchase of shares, as determined under Section 4 of the Plan.

   Each employee who is eligible to participate in the Plan may enroll in the Plan by signing a form provided by the Company to authorize payroll deductions for contributions to the Plan. Such enrollment form shall be completed and returned to the Company at least 2 days prior to each enrollment date, the enrollment dates for the Plan being the first day of June and the first day of December of each year.

   Notwithstanding the above, no employee of the Company or its subsidiaries shall be granted a right to purchase shares under the Plan if, immediately after such right is granted, such employee would own or hold a right to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its subsidiaries, within the meaning of the rules set forth in Section 423 (b)(3) of the Internal Revenue Code of 1986.

3. PAYROLL DEDUCTIONS

   Each participant in the Plan shall authorize payment for the shares to be purchased by him through allotments from his pay in even dollar amounts, in any pay period, not to exceed ten per cent (10%) of his gross pay. The maximum amount, however, which may be allotted through payroll deductions by each participant shall not exceed $5,000.00 in any one year during the duration of the Plan. Such payroll deductions must be made in each regular pay period. Subject to the foregoing maximum percentage and dollar amount, a participant may change the amount of his future allotments as of the beginning of any six-month enrollment period by filing notice of the change with the Controller of the Company at least twenty-one (21) days prior to the start of a six-month enrollment period. An account will be maintained for each participant to which will be credited amounts allotted from his pay and to which will be charged his withdrawals and the amounts expended for his purchase of shares. Amounts allotted by participants will be segregated from the Company's assets, and are to be deposited in special bank accounts maintained especially for the administration of the Plan.

   The Company will furnish to each participant promptly after the end of each six-month period a statement of his account in reasonable detail.

4. METHOD OF PURCHASE

a) Beginning on November 30, 1987 and on the last day of each six-month period thereafter, so long as the Plan remains in effect, the Company shall apply the contributions accumulated in each participant's account as of such date to the purchase of authorized but unissued, or reacquired, shares of its capital stock, provided that prior to such date the participant may submit a Notification of Non-Purchase Form, in which case no shares shall be purchased for the participant for such period. Any balance remaining in a participant's account after a purchase (or after an election not to purchase) shall be refunded to the participant, except that any amounts representing a fractional share which remain in a participant's account after a purchase will be carried over to the next succeeding period and either applied to the purchase of shares or refunded to the participant, as applicable.

b) The number of shares to be purchased shall be determined by dividing the amount of accumulated contributions by the lesser of:

   (i) 85% of the last reported closing bid price in the over-the-counter market on the last day of the six-month period as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications) for such date; or

   (ii) 85% of the last reported closing bid price in the over-the-counter market on the first day of the six- month period as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications) for such date.

   As soon as practicable after the purchase date, the Company shall issue to each participant a certificate evidencing the whole number of shares purchased.

c) No Participant shall have the right to purchase stock under all stock purchase plans of the Company and its parent or subsidiary corporations at an accrued rate exceeding $25,000 of the fair market value of such shares (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time.

5. OWNERSHIP OF STOCK; NON-ASSIGNABILITY

   No Participant as such shall be considered to own or have any interest in any shares of stock other than the whole shares purchased for him out of his account as above provided. Each participant or such other person as he shall have designated to become the record owner) shall be deemed the owner of record of any shares so purchased, on the date of issuance of the certificate evidencing the shares purchased.

   The right to purchase stock under the Plan shall be non-assignable. Any purported assignment or transfer of such right, voluntary or involuntary, shall be deemed to be an election not to exercise such right to purchase stock, and any sum accumulated at the time of any termination of employment for any reason, including death, shall be refunded.

6. WITHDRAWAL FROM THE PLAN

   Any participant may withdraw from the Plan at any time by giving written notice of such withdrawal to the Controller of the Company at least five (5) business days before the date of withdrawal. Promptly after a participant's withdrawal, he will be paid all amounts standing to his credit in his account. A participant who has withdrawn may, if he remains eligible to participate in the Plan, resume his participation as of the first day of any six-month payment period beginning after his withdrawal, by filing a new application form at least twenty- one days prior to such date, provided that no employee may re-enter the Plan more than twice without approval of the Committee administering the Plan.

   A participant shall be deemed automatically to have withdrawn from the Plan at the time of his ceasing for any reason to be employed by the Company, or its subsidiaries described in section 2 above, or at the time he ceases to be eligible to participate in the Plan. Any amounts standing to his credit in his account shall be paid and delivered to him. In the event of the death of a participant, any amounts standing to his credit in his account shall be paid and delivered to his executor or administrator. A leave of absence shall not be considered a termination of employment so as to effect withdrawal from the Plan provided such leave of absence is in accordance with established Company policy.

7. ADMINISTRATION

   The Plan shall be administered by a Committee of at least three members, who are appointed by (and subject to removal by) the Board of Directors of the Company. Members of the Committee need not be directors of the Company. Subject to direction of the Board, the Committee shall make such interpretations and adopt regulations as it may deem desirable or necessary in connection with the operation of the Plan. Members of the Committee shall receive no separate compensation for serving on the Committee.

8. DURATION AND AMENDMENT

   The Plan is to continue in effect until 100,000 shares [200,000 shares if the amendment is approved] have been sold under it, subject, however, to termination at anytime by the Board of Directors of the Company. Upon termination of the Plan, all amounts standing to the credit of participants shall be distributed to them in the same manner as if they had withdrawn from the Plan.

   The Plan is subject to amendment at any time by the Board of Directors except that, without the approval of the stockholders of the Company, the number of shares which may be sold to participants shall not be increased, and payroll allotments exceeding ten per cent (10%) of gross pay shall not be authorized. No amendment of the Plan will become effective until at least ten
(10) days after written notice thereof has been given to each participant.

   If there is any recapitalization of the Company with respect to its Common shares or any split-up or combination or exchange of shares, the aggregate number of shares which may thereafter be available under the Plan, the number of shares with respect to which rights to purchase have been granted at that time, and the price at which such shares may be purchased, shall be proportionately and appropriately adjusted.

9. APPLICABLE LAW AND REGULATIONS

   It is intended that this Plan and all rights granted hereunder will meet the requirements of an employee stock purchase plan under the Internal Revenue Code, or other applicable provisions, as they may be amended from time to time. The Plan, in all respects, shall be so interpreted and construed as to be consistent with this purpose.

   Sales of shares under the Plan shall be subject to approval of the Plan by the Company's shareholders, as provided in the Internal Revenue Code, and to compliance with requirements of all applicable state and federal securities and other laws.

          This Proxy is Solicited on behalf of the Board of Directors

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 31, 1995

   The undersigned hereby constitutes and appoints David Freedman, Sigmund Freedman and Ezra Weisman, and each of them, proxies of the undersigned, with full power of substitution to represent and vote, as designated on the reverse side, all shares of the Common stock of New Brunswick Scientific Co., Inc. (the "Corporation") which the undersigned could represent and vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on May 31, 1995, and at any adjournment thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

/X/ Please mark your
    votes as in this
    example


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR ITEMS 2 AND 3

               FOR   WITHHELD   CLASS     NOMINEES           TERM EXPIRES
                                -----     --------           ------------
1. Election of
   Directors   / /     / /      Class II  Sigmund Freedman   1998 Annual Meeting
                                Class II  Martin Siegel      1998 Annual Meeting
                                Class II  Dr. David Pramer   1998 Annual Meeting
For, except vote withheld from the following nominee(s)

- - ------------------------------------------------------

                                         2. To approve and adopt an amendment to
                                            the New Brunswick Scientific Co.,
                                            Inc. 1991 Nonqualified Stock Option
                                            Plan increasing the number of
                                            authorized shares by 200,000.

                                              FOR     AGAINST     ABSTAIN
                                              / /       / /         / /


                                         3. To approve and adopt an amendment to
                                            the Corporation's Employee Stock
                                            Purchase Plan increasing the number
                                            of authorized shares by 100,000.

                                              FOR     AGAINST     ABSTAIN
                                              / /       / /         / /


                                         PLEASE MARK, SIGN, DATE AND RETURN
                                         THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                        DATE
            ---------------------------------------      ---------------------
Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc., should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons all should sign.